CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated April 30, 2010 for Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, that is incorporated by reference in the Joint Proxy Statement/Prospectus in the Registration Statement of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) on Form N-14.
We also consent to the use of our report dated February 19, 2010 for Van Kampen Life Investment Trust Global Tactical Asset Allocation Portfolio, that is incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) on Form N-14.
We also consent to the reference to our firm as predecessor fund’s independent registered public accounting firm under the caption “Financial Statements” and to the incorporation by reference of our report dated February 19, 2010 for Van Kampen Life Investment Trust Global Tactical Asset Allocation Portfolio, in the Statement of Additional Information dated April 30, 2010 of AIM Variable Insurance Funds (Invesco Variable Insurance Funds), that is incorporated by reference in the Statement of Additional Information in the Registration Statement of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) on Form N-14.
/s/ ERNST & YOUNG LLP
Chicago, Illinois
January 19, 2011